       CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
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We hereby consent to the incorporation by reference in the Registration
Statements on Form S-3 (No. 333-63020, No. 333-113834, and No. 333-38765),
Registration Statements on Form S-4 (No. 333-11742, No. 333-38759, and No.
333-70522) and on Registration Statements on Form S-8 (No. 333-112107, No.
333-71063, and No. 333-44742) of Armor Holdings, Inc. of our report dated
March 14, 2006 relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Jacksonville, Florida
March 14, 2006